Exhibit 10.2

Amendment No. 5 to the

Commercialization and Reference Laboratory Agreement

This Amendment No. 5 (this “Amendment”) is made as of the date of the last signature below, by and between Personalis, Inc., a Delaware corporation (“Personalis”), and Tempus AI, Inc. (“Tempus”) and amends that certain Commercialization and Reference Laboratory Agreement with the effective date of November 25, 2023 (as previously amended, the “Agreement”). Tempus and Personalis are each a “Party” and together the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Section 9(d) of the Agreement, any term of the Agreement may be amended by a writing signed by the Parties.

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises herein, the Parties, intending to be legally bound, hereby agree as follows:

1.
Amendment. Section 1(e)(i) of the Agreement is hereby amended by making the changes shown in strikethrough and underline on Exhibit A attached hereto.
2.
Incorporation. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement will remain in effect as set forth in the Agreement. If this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment will supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purposes of this Amendment.

[Signature Page Follows]

Exhibit 10.2

NOW THEREFORE, the Parties enter into this Amendment by signature of their authorized representatives below.

Personalis, Inc. By: /s/ Stephen Moore Name: Stephen Moore Title: SVP, CLO & Corporate Secretary Date: 9/11/2025	Tempus AI, Inc. By: /s/ Andy Polovin Name: Andy Polovin Title: EVP, General Counsel & Secretary Date: 9/11/2025

Exhibit 10.2

Exhibit A

Amendment to Section 1(e)(i)

e. Standstill Agreement.

i. Generally. Tempus agrees that, (x) until the earlier of June 4, 2027 and the date that the Parties’ exclusivity obligations expire or terminate under Section 3 of Exhibit A hereto, whenever Tempus (together with its Affiliates) owns at least 9,218,800 shares of Common Stock (which number is subject to appropriate adjustment for any stock dividends, splits, recapitalizations, reclassifications, combinations or the like) and (y) from the Effective Date until the one year anniversary of the Effective Date, whenever the exclusivity obligations contemplated herein expire or terminate and Tempus (together with its Affiliates) owns at least 5 percent of the outstanding Common Stock of Personalis (each such period, the “Standstill Period”), without Personalis’ prior written consent, Tempus and its Affiliates shall not in any manner, directly or indirectly: (1) effect, seek, offer or propose (whether publicly or otherwise) to effect, participate in or facilitate or encourage any other person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in, (a) any acquisition of, or obtaining any economic interest in, any securities (including through exercise of the First Warrant and/or the Second Warrant) or beneficial ownership thereof (directly or by means of any derivative securities), or rights or options to acquire, or obtain economic interest in, any securities or beneficial ownership thereof (directly or by means of any derivative securities), or any assets, indebtedness or businesses of Personalis (other than acquisitions or licenses of assets in the ordinary course of business), (b) any tender offer or exchange offer, merger or other business combination involving Personalis or any of its assets, (c) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Personalis, or (d) any “solicitation” of “proxies” (as such terms are used in the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 14a‑1 promulgated thereunder) or consents to vote any securities of Personalis, including soliciting consents or taking any other action with respect to the calling of a special meeting of Personalis’ stockholders; (2) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to Personalis; (3) otherwise act, alone or in concert with others, to seek representation on or to control the board of directors or policies of Personalis or to obtain representation on the board of directors of Personalis; (4) disclose or direct any person to disclose, any intention, plan or arrangement inconsistent with the foregoing; (5) take any action that could reasonably be expected to result in a request by a court of competent jurisdiction or by a governmental body to disclose, or could cause or require either Party to disclose or make a public announcement regarding, any of the transactions contemplated by this Agreement or all or any part of the information contained in the Confidential Information or any matter of the types set forth in this paragraph; (6) advise, assist or knowingly encourage or direct any person to advise, assist or encourage any other persons in connection with any of the foregoing; or (7) request of Personalis or any of its Representatives, directly or indirectly, that Personalis amend or waive any provision of this paragraph (including this sentence); provided that, nothing in the foregoing shall restrict Tempus from (x) confidentially communicating to Personalis’ board of directors, chief executive officer or chief financial officer any non‑public proposals regarding potential transactions in such a manner as would not reasonably be expected to require public disclosure thereof under any law applicable to Personalis or its Representatives or to Tempus or its Representatives; provided that any such communication shall first be privately directed to Personalis’ chief executive officer and chief financial officer, ~~or~~ (y) engaging in discussions with third party financing sources with respect to financing a transaction involving Personalis; provided that no Confidential Information of Personalis may be made available to such financing sources without Personalis’ prior written consent, or (z) acquiring shares of Common Stock in open market purchases so long as (i) Tempus and its Affiliates do not beneficially own more than 19.99% of the Common Stock outstanding as a result of any such acquisition and (ii) Tempus is not in breach of any provision of this Section 1(e).